                                                                   EXHIBIT 10(b)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Prospectus in Post-Effective Amendment Number 2 to the Registration Statement (Form N-4, No. 333-84771) of John Hancock Variable Annuity Account H.

We also consent to the inclusion of our reports dated February 11, 2000 on the financial statements included in the Annual Report of the John Hancock Variable Annuity Account H and dated March 10, 2000 on the financial statements included in the Annual Report of the John Hancock Life Insurance Company for the year ended December 31, 1999.


                                                           /s/ ERNST & YOUNG LLP
                                                               ERNST & YOUNG LLP


Boston, Massachusetts
November 1, 2000